UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INGLES MARKETS, INCORPORATED
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 13, 2026, Ingles Markets, Incorporated, a North Carolina corporation, issued a press release, a copy of which immediately follows this page.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.
Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

Ingles Markets Highlights the Strength of its Two New, Highly-Qualified
Director Candidates and Shareholder Returns

Urges Shareholders to Vote “FOR” ONLY Ingles’ Director Candidates on the WHITE Proxy Card

Warns that Any Sackler Employed Representative on the Ingles Board is Expected
to be Value Destructive for the Company

ASHEVILLE, N.C. – April 13, 2026 – Ingles Markets, Incorporated (NASDAQ: IMKTA) today mailed a letter to shareholders in connection with its upcoming Annual Meeting of Shareholders (“Annual Meeting”) scheduled to be held on April 30, 2026.

The full text of the letter follows:

Dear Fellow Ingles Shareholders,

Ingles Markets’ 2026 Annual Meeting of Shareholders is rapidly approaching, and your vote is critical to the future of the Company.

As you may be aware, Summer Road LLC, an investment vehicle for the notorious Sackler family, has put forward its employee, Rory Held, as a director nominee. Summer Road has tried to hide that it is controlled by members of the Sackler family and was formed solely to benefit their interests. This is the same Sackler family whose company, Purdue Pharma, fueled the opioid epidemic.

As further reviewed below, we are deeply concerned by the potential value destruction that the Sacklers pose for your company – both by association and through their short-sighted financial engineering proposals for Ingles.

To ensure we can continue delivering significant, enduring value for you, it is critical that you vote TODAY “FOR” Rebekah Lowe and Dwight Jacobs on the WHITE proxy card.

Rebekah Lowe and Dwight Jacobs Are Experienced, Independent Candidates and Will Serve ALL Shareholders’ Best Interests

The decision to nominate Rebekah Lowe and Dwight Jacobs as director candidates follows a robust process to identify individuals who can support Ingles’ continued success and who share the values that have underpinned this success since Ingles’ founding. They are highly qualified, independent thinkers with skills and experience to advance the Company’s strategy.

REBEKAH LOWE
25+ years experience leading large, customer-focused operations and guiding organizations for growth – experience that is highly applicable to a growing grocery company where human capital management and trusted customer relationships matter – and highly relevant public company board and board committee experience

DWIGHT JACOBS
Seasoned public company C-suite and board leader whose blend of operational, supply chain, real estate and financial expertise is highly aligned with the needs of a grocery retailer navigating complex logistics, real estate portfolio management and margin pressures

In addition to these new independent directors, the Ingles Board is making other corporate governance enhancements with shareholder feedback in mind, including establishing a new Nominating and Governance Committee following the Annual Meeting.

Ingles Has a Record of Outstanding Performance

Ingles Markets has 60+ years of market leadership. The strength of our team and our strategy is reflected in Ingles’ superior shareholder returns…

Total Shareholder Returns[1]
	YTD	1-Year	3-Year	5-year	10-year
Ingles Markets	28.05%	39.20%	2.91%[2] (Hurricane Helene period – ’24, ‘25)	44.55%	191.91%
S&P SmallCap 600	1.42%	16.10%	35.79%	21.02%	159.87%
Grocer Peer Avg.[3]	11.59%	5.08%	37.18%	77.38%	144.44%

…and financial results that are better than peers on substantially all core grocer metrics.

Relative 5-year Performance[4]
	Ingles	Peers[3]
Net Sales Growth[5]	2.8%	3.4%
Same Store Sales Increase	4.8%	4.6%
Gross Profit as % of Sales	3.3%	2.3%
Operating Margin Average	4.8%	3.4%
Net Income as % of Sales Average	3.5%	2.1%

We Believe the Sacklers’ Summer Road Creates Meaningful Risks for Ingles’ Business…

Hundreds of thousands of families in the communities we serve have been impacted by the opioid epidemic. The devastation caused by the Sacklers’ OxyContin is recognized, remembered and reviled.

1 FactSet as of 3/27/26
2 Includes impact from Hurricane Helene in FY24 and FY25
3 Peers include: Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.
4 FactSet as of 12/31/25
5 Two years impacted by Hurricane Helene

We have already heard customer concerns about the Sacklers’ association with Ingles. History shows – when the Sacklers gain control of a company, severed business relationships and consumer backlash follow.

“Seven financial institutions terminated their banking or broker-dealer relationships with the Richard Sackler family and associated business entities… over the risk that such relationships would become public to the detriment of their business.” – Frank Vellucci, Summer Road’s General Counsel6

“Dover Selectboard member Sarah Shippee said some may boycott Mount Snow in the future. ‘I’m horrified by what the Sacker family and Purdue Pharma have been accused of,’ Shippee said. ‘We’ve certainly seen a tremendous amount of damage done by that just in our own community.’”7

If our customers turned away from Ingles in protest, and we lost 5% of sales, it would significantly impact Ingles’ business – Ingles would lose ~$266M8 of sales and ~$8.8M in profits.9

…And We Believe Their Financial Engineering Proposals Risk Value Destruction

Summer Road asserts that the greatest value creation opportunity is an “aggressive” capital return. In the grocery industry, however, capital returns are one value lever, but not necessarily the “greatest.”
•	Investments in stores must be made on an ongoing basis to stay competitive
•	Strong balance sheets lower interest costs and enable these investments

Summer Road asserts Ingles’ real estate should be separated. But for many grocers, owning real estate is essential and an important growth driver. The same is true for Ingles.
•	Control over shopping center conditions, co-tenants and growth opportunities
•	Operational flexibility to expand and rearrange store offerings to address evolving customer preferences
•	Stronger balance sheet with hard assets providing collateral to back cheaper debt, better credit ratings, higher enterprise value
•	Rental income from smaller parcels to other businesses; gross rent paid to Ingles has tripled to +$30M over the past ten years

Rory Held Lacks Experience Important to Ingles’ Business

Rory Held’s experience is dominated by his work at investment firms. He does not have experience shaping strategy for complex organizations or leading companies. While he served on one public company board, that experience is inflated.
•	Rory Held was appointed to the Peak Resorts Board in Nov 2016 – solely as a Sacklers’ Summer Road representative, not as a representative of all shareholders

6 Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, 8/9/21
7 Source: VTDigger, Sackler family has largest stake in Mount Snow’s parent company, 4/18/19
8 Based on year-end FY2025 sales
9 Based on net income as a % of sales average over the last 5 years

•	Rory Held served on the Peak Resorts Board for 32 months – and that service was not shareholder determined because he was a Sacklers’ Summer Road designee
•	Peak Resorts is the only public company board on which Rory Held has served

Summer Road and Rory Held Are Looking Out for the Sacklers’ Interests, Not the Interests of All Ingles’ Shareholders

Do Not Let Sacklers’ Summer Road Jeopardize Our Ability to Deliver Sustained Value to You

We did not seek this proxy contest, and in fact tried to avoid it. We told the Sacklers’ Summer Road that the Board was open to appointing a new, independent, qualified director. We committed to working with them to identify such a person but stated firmly – Rory Held or anyone else connected to the Sacklers would be unacceptable. Summer Road rejected all of Ingles’ offers, demanding only Rory Held. Their refusal to reach a reasonable resolution is one of many reasons why we strongly believe Summer Road and Rory Held are looking out for the Sacklers’ personal interests, not the interests of all Ingles shareholders.

We urge you – protect your investment by voting “FOR” only Rebekah Lowe and Dwight Jacobs on the WHITE proxy card today.

Sincerely,
The Ingles Board of Directors

Whether or not you expect to attend the Annual Meeting, please promptly use your WHITE proxy card or WHITE voting instruction form to vote by proxy over the internet or by mail.

If you inadvertently voted using a gold proxy card, you
can cancel that vote simply by voting again TODAY.
Only your latest-dated vote will count!

 If you require assistance voting your shares, please call the Company’s proxy solicitor:

MacKenzie Partners, Inc.
7 Penn Plaza
New York, New York 10001
Call: 1-800-322-2885 (toll-free)
Email: proxy@mackenziepartners.com

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 197 supermarkets. At March 30, 2026, three of the four stores temporarily closed due to damage sustained in Hurricane Helene remained closed but are expected to reopen in 2026. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit www.ingles-markets.com.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold at barnold@ingles-markets.com.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Non-GAAP Measures Reconciliation to GAAP (Unaudited)

Filed with the SEC on April 8, 2026 on slide 51 of the presentation, which can be found at https://www.sec.gov/ Archives/edgar/data/50493/000114036126013862/ef20070116_defa14a.htm

Contacts

Investor Contact
Pat Jackson, Chief Financial Officer
pjackson@ingles-markets.com
(828) 669-2941 (Ext. 223)

Media Contact
Eliza Rothstein / Zach Genirs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
InglesMedia@joelefrank.com